Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 4 to Form S-1 (Registration No. 333-266277) of Mondee Holdings, Inc. (formerly ITHAX Acquisition Corp.), of our audit report dated March 19, 2022, relating to the consolidated financial statements of Mondee Holdings II, Inc., and subsidiaries as of and for the years ended December 31, 2021 and 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ KNAV P.A.

KNAV P.A.

Atlanta, Georgia

September 30, 2022